EHXIBIT A

                                      1996
                                   STOCK PLAN

     1. Purpose and Eligibility. This Stock Plan (the "Plan") is intended to advance the interests of Advanced Financial, Inc. (the "Company") and its Related Corporations, as defined bellow by enhancing the ability of the Company to attract and retain qualified employees, consultants, officers and directors by creating incentives and rewards for their contributions to the success of the Company. This Plan will provide to: (a) officers and other employees of the Company and its Related Corporations opportunities to purchase stock in the Company pursuant to Options granted hereunder which qualify as incentive stock Options ("ISOs") under Section 422A(b) of the Internal Revenue Code of 1986, as amended (the "Code"); (b) directors, officers, employees and consultants of the Company and Related Corporations opportunities to purchase stock in the Company pursuant to Options granted hereunder which do not qualify as ISOs ("Non-Qualified Options") and to receive stock appreciation rights ("SARs") pursuant to such Non-Qualified Options; (c) directors, officers, employees and consultants of the Company and Related Corporations awards of stock in the Company ("Awards"); (d) directors, officers, employees and consultants of the Company and Related Corporations opportunities to make direct purchases of stock in the Company ("Purchases"); and (e) directors of the Company and Related Corporations who are not officers or employees of the Company or Related Corporations with the opportunities to purchase stock in the Company pursuant to Options granted hereunder ("Non-Discretionary Options"). ISOs, Non-Discretionary Options, Non-Qualified Options and Stock Appreciation Rights are referred to hereafter as "Options". Options, Awards and authorizations to make Purchases are referred to hereafter collectively as "Stock Rights". For purposes of the Plan, the term "Related Corporations" shall mean a corporation which is a subsidiary corporation with respect to the Company within the meaning of Section 425 (f) of the Code.

     2.  Administration  of the Plan
         ----------------------------

        a. The Plan shall be administered by the board of directors of the Company (the "Board"). The Board may, in its discretion, delegate its powers with respect to the Plan to an employee benefit plan committee or any other committee (the "Committee"). The Committee shall consist of not fewer than three members. Each of the members must be a "disinterested person" as that term is defined in Rule 16b-3 adopted pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). A majority of the members of any such Committee shall constitute a quorum, and all determinations of the Committee shall be made by the majority of its members present at a meeting. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by all of the Committee members. Subject to ratification of the grant or authorization of each Stock Right by the Board (but only if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under

Paragraph 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under Paragraph 3 to receive  Non-Qualified  Options  and  Awards  and to  make  Purchases)  to  whom
Non-Qualified Options, Awards and authorizations to make Purchases may be granted; (ii) determine the time or times at which Options or Awards may be granted or Purchases made; (iii) determine the exercise price of shares subject to each Option which price for any ISO shall not be less than the minimum price specified in Paragraph 7, and the purchase price of shares subject to each Purchase; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 9) the time or times when each Option, except for non-discretionary Options, shall become exercisable, the duration of the exercise period and when each Option shall vest; (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any, and (vii) interpret the Plan and promulgate and rescind the rules and regulations relating to it. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final, binding and conclusive unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best.

        b. The Committee may select one of its members as its chairman and shall hold meetings at such time and places as it may determine. All references in the Plan to the Committee shall mean the Board if no Committee has been appointed. From time to time the Board may increase the size of the Committee and appoint additional member thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused or remove all members of the Committee and thereafter directly administer the Plan.

        c. Stock rights may be granted to members of the Board, whether such grants are in their capacity as directors, officers, or consultants, but no discretionary Stock Rights shall be granted to any person who is, at the time of the proposed grant, a member of the Board unless such grant has been approved as provided in paragraph 2d. All grants of Stock Rights to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who are either
(i) eligible for Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act upon the granting to himself of discretionary Stock Rights but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to him of Stock Rights.


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

        d. Notwithstanding any other provision of Paragraph 2, any discretionary grants to a person who is a member of the Board shall be made only by the Board provided, however, that if a majority of the Board is eligible to participate in the Plan or in any other stock option or other stock plan of the Company or any of its Related Corporations, or has been so eligible at any time within the preceding year, any grant to directors of Stock Rights must be made by, or only in accordance with the recommendation of a Committee consisting of three or more persons, who shall be directors of the Company, appointed by the Board but having full authority to act on the matter, none of whom is eligible to participate in this Plan or any other stock option or other stock plan of the Company or any of its affiliates, or has been eligible at any time within the preceding year. The requirements imposed by this subparagraph 2d shall also apply with respect to grants to officers who are also directors. Once appointed, such Committee shall continue to serve until otherwise directed by the Board.

        e. In addition to such other rights of indemnification as he may have as a member of the Board, and with respect to administration of the Plan and the granting of Options under it, each member of the Board and of the Committee shall be entitled without further act on his part to indemnification from the Company for all expenses (including advances in litigation expenses, the amount of judgment and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options under it in which he may be involved by reason of his being or having been a member of the Board or the Committee, whether or not he continues to be such member of the Board or the Committee at the time of the incurring of such expenses. A person shall only be indemnified if (i) he conducted himself in good faith, (ii) he reasonably believed that his conduct was for a purpose he reasonably believed to be in the interests of the participants or beneficiaries of this Plan and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. Provided however, a director shall not be entitled to indemnification in connection with a proceeding by or on behalf of the Company in which the director is adjudged liable to the Company or in connection with any proceeding charging improper personal benefit to the director in which the director is found to be personally liable on the basis that personal benefit was improperly received by him. Provided further that no right of indemnification under the provisions set forth herein shall be available to any such member of the Board or the Committee unless within 10 days after the later of institution of or learning of any such action, suit or proceeding he shall have offered the Company in writing the opportunity to handle and defend such action, suit or proceeding at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board or the Committee and shall be in addition to all other rights to which such member of the Board or the Committee would be entitled to as a matter of law, contract or otherwise. The indemnification provided by this

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



Section 2e shall only be made after the requirements of Section 145(d) of the Delaware General Corporation Law (the "Law") have been complied with except that the Company may pay for or reimburse reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding in accordance with the requirement of Section 145(e) of the Law.

     3. Eligible Employees and Others.
        ------------------------------

        a. ISOs may be granted to any employee of the Company or any Related Corporation. Those officers and directors of the Company who are not employees may not be granted ISOs under the Plan. Subject to compliance with Rule 16b-3 and other applicable securities laws, Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any director (whether or not an employee), officer, employee or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an ISO, a Non-Qualified Option or an authorization to make a Purchase. Granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from participation in any other grant of Stock Rights.

        b. All directors of the Company who are not employees of the Company or Related Corporations shall automatically receive Non-Qualified Options (i) upon election or appointment to the Board if not a member of the Board at the time this Plan is adopted by the Board; and (ii) upon election to the Board after all stock grants and Options previously granted have vested. The amount and terms of such Non-Qualified Options shall be determined by the Board in full compliance with the terms of the Plan.

        (1) The exercise price of the Options shall be fair market value on the date of grant as defined by Paragraph 7.

        (2) The Options granted to each Director pursuant to this subparagraph b shall vest in equal increments of 50% on September 30 and March 31 of each year, provided that the director is still serving as a director on the Company. To the extent that any Options which have not been exercised do not vest, the Options shall lapse and no longer be exercisable

        c. The Options shall be exercisable for a period of 5 years from the date of grant.


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



     4. Stock. The stock subject to Options, Awards and Purchases shall be authorized but unissued shares of Common stock or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares of Common Stock which may be issued pursuant to the Plan is 1,000,000, subject to adjustment as provided in Paragraph 15. Any such shares may be issued as ISOs, Non-Qualified Options or Awards, or to persons or entities making Purchases, so long as the number of shares so issued does not exceed such number, as adjusted. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if the Company shall reacquire any unvested shares issued pursuant to Awards or Purchases, the unpurchased shares subject to such Options and any unvested shares so reacquired by the Company shall again be available for grants of Stock Rights under the Plan.

     5. Granting of Stock Rights. Stock Rights may be granted under the Plan at any time on and after July 15, 1996, provided however that no ISO shall be granted more than 10 years after the effective date of this Plan. The date of grant of a Stock Right under the Plan will be the date of grant by the Committee unless otherwise specified at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. The Committee shall have the right with the consent of the optionee, to convert an ISO granted under the Plan to a Non-Qualified Option pursuant to Paragraph 18.

     6. Sale of Shares. Any shares of the Company's Common Stock granted pursuant to an Award or acquired pursuant to a Purchase as set forth herein, cannot be sold for at least six months after acquisition except in case of death or disability. Nothing in this paragraph 6 shall be deemed to reduce the holding period set forth under the applicable securities laws.

     7. ISO Minimum  Option Price and  Other  Limitations.
        --------------------------------------------------

        a. The exercise price per share specified in the stock option agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock which represents more than 10 percent of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than 110 percent of the fair market value per share of Common Stock on the date of grant and such ISO shall not be exercisable after the expiration of five years from the date of grant.

        b. In no event shall the aggregate fair market value (determined at the time an ISO is granted) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any Related Corporation) exceed $100,000.


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

        c. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean:

            (1) the average closing price of the Company's shares appearing on the American Stock Exchange if such shares are listed on such exchange or if not listed, appearing on the National Associates of Securities Dealers, Inc.'s electronic bulletin board; or

            (2)  If  the  Company's  shares  are  not  listed  on  the  National
Association of Securities Dealers, Inc's electronic bulletin board, then the average bid and asked price for the Company's shares as listed in the National Quotation Bureau's "pink sheets", or

            (3) if there are no listed bid and asked prices published in the pink sheets, then the fair market value shall be based upon the average closing bid and asked price as determined following a polling of all dealers making a market in the Company's shares.

     8. Stock Appreciation Rights.
        --------------------------

        a. Stock appreciation rights may be granted by the Company under this Plan upon such terms and conditions as the Committee may prescribe. A stock appreciation right may be granted only in connection with a Non-Qualified Option right previously granted or to be granted under this Plan. Each stock appreciation right shall contain a provision that it shall become nonexercisable and be forfeited if the related option right is exercised. "Stock Appreciation right" as used in this Plan means a right to receive the excess of the fair market value of a share of the Company's Common Stock on the date on which an appreciation right is exercised over the option price provided for in the related stock option and which is issued in consideration of services performed for the Company or for its benefit by the optionee. Such excess is hereafter called "the differential". "Option right" means the right to purchase shares of the Company's Common Stock under a Non-Qualified Option granted under this Plan.

        b. Stock appreciation rights shall be exercisable and be payable in the following manner:


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


            (1) A stock appreciation right shall be exercisable by the optionee at any time the option to which it relates could be exercised. An optionee wishing to exercise a stock option appreciation right shall give written notice of such exercise to the Company addressed to the Company's Secretary, which such notice shall be forwarded by the Company's Secretary to the Committee. Upon receipt of such notice, the Committee shall determine whether the optionee's stock appreciation rights shall be paid in cash or Common Stock or a combination of cash and shares. Upon receipt of such notice, the Company shall, without transfer or issue tax to the optionee or other person entitled to exercise the stock appreciation rights, deliver to the person exercising such right a certificate or certificates for shares of the Common Stock which are issuable upon exercise of the stock appreciation right or cash or a combination thereof as the case may be. The date the Company's Secretary receives the written notice of exercise hereunder is referred to herein as the exercise date.

            (2) The exercise of a stock appreciation right shall automatically result in the surrender of the related stock option right by the grantee on a share for share basis to the extent shares under such related stock option are used to calculate the shares or cash or combination thereof to be received by such grantee upon the exercise of such stock appreciation right. Shares covered by such surrendered option rights shall not be available for granting further options under this Plan.

            (3) The Committee may impose any other conditions it prescribes upon the exercise of a stock appreciation right, which conditions may include a condition that the stock appreciation right may only be exercised in accordance with rules and regulations adopted by the Committee from time to time.

            (4) Upon the exercise of a stock appreciation right and surrender of the related option right, the Company shall give to the person surrendering the related option right an amount equivalent to the differential, in cash or shares of the Company's Common Stock or any combination thereof as determined in accordance with subdivision b (1) of this paragraph 8. The shares to be issued upon the exercise of a stock appreciation right may consist either in whole or in part of shares of the Company's authorized and issued Common Stock reacquired by the Company and held in its treasury. No fractional share of Common Stock shall be issued and the Committee shall determine whether cash shall be given in lieu of such fractional share or whether such fractional share shall be eliminated.

        c. Notwithstanding any other provision of this Plan, the Committee may from time to time determine, including at the time of exercise, the maximum amount of cash or stock which may be given upon exercise of any stock appreciation right in any year provided, however, that all such amounts shall be paid in full no later than the end of the year immediately following the year in which the optionee exercised such stock appreciation rights. Any determination under this paragraph may be changed by the Committee from time to time provided

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

that no such change shall require the holder to return to the Company any amount theretofore received or to extend the period within which the Company is required to make full payment of the amount due as the result of the exercise of the optionee's stock appreciation right.

        d. Stock appreciation rights granted pursuant to this paragraph shall terminate or expire as follows:

            (1) Each stock appreciation right and all rights and obligations thereunder shall expire on a date to be determined by the Committee, such date, however, in no event to be later than ten years from the date on which the related option right was granted.

            (2) A stock appreciation right shall terminate and may no longer be exercised upon the termination of the related option right.

     9. Duration of Stock Rights. Subject to earlier termination as provided in Paragraph 11 and 12, each Stock Right shall expire on the date specified in the original instrument granting such Stock Right, (except with respect to any part of an ISO that is converted into a Non-Qualified Option pursuant to Paragraph
18) provided, however, that such instrument must comply with Section 422A of the Code with regard to ISOs granted to all employees and Rule 16b-3 of the Exchange Act with regard to all Stock Rights granted to executive officers, directors and 10% stockholders of the Company.

     10. Exercise of Options. Subject to the provisions of Paragraphs 3b and 11 through 15, each Option granted under the Plan shall be exercisable as follow:

        a. The Options shall either be fully exercisable from the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

        b. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

        c. Each Option or installment, once it becomes exercisable, may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

        d. The Committee shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Committee shall not accelerate the exercise date of any installment of any Option granted to any


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



employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 18) if such acceleration would violate the annual vesting limitation contained in Section 422A(d) of the Code as described in Paragraph 7(b). The date of exercise of all Options shall accelerate in the event of any of the following: (i) the Company is to merge or consolidate with or into any other corporation or entity except a transaction where the Company is the surviving corporation or change of domicile merger or similar transaction exempt from registration under the Securities Act of 1933, (ii) the sale of all or substantially all of the Company's assets, (iii) the sale of at least 90% of the outstanding Common Stock of the Company to a third party (subparagraphs (i),(ii) and (iii) collectively referred to as an "Acquisition"); or (iv) the Company is dissolved. Upon a minimum of 20 days prior written notice to the optionees, the exercisability of such Options shall commence two business days prior to the earlier of the scheduled closing of an Acquisition or proposed dissolution or the actual closing of an Acquisition or proposed dissolution.

        e. All Options and stock grants shall be subject to any vesting requirements imposed by the Committee. In the event of any Acquisition or dissolution of the Company, all unvested Options and stock grants shall immediately vest two business days prior to the earlier of the scheduled closing of the Acquisition or proposed dissolution or the actual closing of the Acquisition or proposed dissolution and a minimum of 20 days notice of such vesting shall be give to the holders of such Options and unvested shares of Common Stock.

     11. Termination of Employment. Subject to any greater restrictions or limitations as may be imposed by the Committee upon the granting of any ISO, if an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in Paragraph 12, no further installments of his ISOs shall become exercisable or vest, and his ISOs shall terminate on the day three months after the day of the termination of his employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to Paragraph 18. Employment shall be considered as continuing uninterpreted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to re-employment is guaranteed by statute. A leave of absence with the written approval of the Company's Board shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations so long as the optionee continues to be an employee of the Company or any Related Corporation.


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

     12. Death or Disability. Subject to any greater restrictions or limitations as may be imposed by the Committee upon the granting of any ISO:

        a. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his death, any ISO of his may be exercised to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the ISO's specified expiration date or three months from the date of the optionee's death.

        b. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his disability, he shall have the right to exercise any ISO held by him on the date of termination of employment to the extent of the number of shares with respect to which he could on the earlier of the ISO's specified expiration date or one year from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22 (e)(3) of the Code or successor statute.

     13. Assignability. No Option granted to an executive officer or director of the Company or beneficial owner of 10% or more of the Company's equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 and no ISO shall be assignable or transferable by the grantee except by will or by laws of descent and distribution and during the lifetime of the grantee each Option shall be exercisable only by him, his guardian or legal representative.

     14. Terms and Conditions of Options. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in Paragraph 7 through 13 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments.

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


The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

     15. Adjustments. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to him hereunder shall be adjusted as hereinafter provided unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

        a. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

        b. If the Company is to be consolidated with or acquired by another entity pursuant to an Acquisition, the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board") shall, as to outstanding Options not exercised pursuant to Paragraph 9, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; or (ii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options over the exercise price thereof.

        c. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph b above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his Option prior or such recapitalization or reorganization.

        d. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs a,b or c with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 425(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs it may refrain from making such adjustments.

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


        e. Except as expressly provided herein, no issuance by the Company of shares of Common Stock of any class or securities convertible into shares of Common Stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends or other distributions paid in cash or in property other than securities of the Company.

        f. No fractional share shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

        g. Upon the happening of any of the foregoing events described in subparagraphs a, b or c above, the class and aggregate number of shares set forth in Paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this Paragraph 15 and, subject to Paragraph 2, its determination shall be conclusive. If any person or entity owning restricted Common Stock obtained by exercise of a Stock Right made hereunder receives shares or securities or cash in connection with a corporate transaction described in subparagraphs a, b and c above as a result owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Successor Board.

     16. Means of Exercising Stock Rights.
         ---------------------------------

     a. A Stock Right (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Stock Right being exercised and specify the number of shares as to which such Stock Right is being exercised, accompanied by full payment of the purchase or exercise price therefor either (i) in United States dollars in cash or by check; (ii) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Stock Right; (iii) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable federal rate, as defined in Section 1275(d) of the Code, or
(iv) at the  discretion of the  Committee,  by any  combination of (i), (ii) and
(iii) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (ii),


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


(iii) or (iv) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of Stock right shall not have the rights of a shareholder with respect to the shares covered by his Stock Right until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in Paragraph 15 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

        b. Each notice of exercise shall, unless the Option shares are covered by a then current registration statement under the Securities Act of 1933, as amended (the "Act"), contain the optionee's acknowledgment in form and substance satisfactory to the Company that (i) such Option shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provision of the Act), (ii) the optionee has been advised and understands that (1) the Option shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (2) the Company is under no obligation to register the Option shares under the Act or to take any action which would make available to the optionee any exemption from such registration, and (iii) such Option shares may not by transferred without compliance with all applicable federal and state securities laws. Not withstanding the above, should the Company be advised by counsel that issuance of shares should be delayed pending registration under federal or state securities laws or the receipt of an opinion than an appropriate exemption therefrom is available, the Company may defer exercise of any option granted hereunder until either such event has occurred.

        17. Terms and Amendment of Plan. This Plan was adopted by the Board on July 15, 1996 and if not approved by the holders of at least a majority of all shares present in person and by proxy and entitled to vote therein at a meeting of the stockholders of the Company within 12 months from the date of the Plan's adoption by the Board, no ISOs may be granted pursuant to the Plan. Nor shall the Plan in such event conform to Rule 16b-3 promulgated under the Securities Exchange Act of 1934. This Plan shall have no expiration date, provided however that no ISOs shall be granted more than 10 years after the Plan's effective date. The Board may terminate or amend the Plan in any respect at any time. However, if not approved by the stockholders on or before July 15, 1997, approval of the stockholders must be obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) increase of the total number of shares that may be issued under the Plan (except by adjustment pursuant to Paragraph 15); (b) modification of the provisions of Paragraph 3 regarding eligibility for grants of ISOs; and (c) any other act requiring stockholder approval under Rule 16b-3 (or successor rule) promulgated under the Securities Exchange Act of 1934. Except as provided herein or as specified in the original instrument granting such Stock Right, no action of the Board or stockholders may alter or impair the rights of a grantee, without his consent, under any Stock Right previously granted to him.

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


     18. Conversion of ISOs into Non-Qualified Options; Termination of ISOs. The Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise period of the appropriate installments of such Options. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such condition shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

     19. Application of Funds. The proceeds received by the Company from the sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

     20. Government Regulations. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

     21. Withholding of Additional Income Taxes. Upon the exercise of a Non-Qualified Option, the granting or vesting of an Award, the Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in Paragraph 22) the Company, in accordance with Section 3402(a) of the Code may require the optionee, award recipient or purchaser to pay additional withholding taxes in respect of the amount that is considered compensation includable in such person's gross income. The Committee in its discretion may condition (i) the exercise of any Option; (ii) the granting or vesting of an award; or (iii) the making of a purchase of Common Stock for less than its fair market value on the payment of such withholding taxes.

     To the extent that the Company is required to withhold taxes for federal income tax purposes in connection with the exercise of any Option, the optionee shall have the right to elect to satisfy such withholding requirement by (i) paying the amount of the requires withholding tax to the Company; (ii) delivering to the Company shares of its Common Stock previously owned by the optionee; or (iii) having the Company retain a portion of the shares covered by the Option exercise. The number of shares to be delivered to or withheld by the Company times the fair market value of such shares shall equal the cash of required to be withheld. To the extent that the Participant elects to either deliver or have withheld shares of the Company's Common Stock, the Board, or the Committee, may require him to make such election only during certain periods of time as may be necessary to comply with appropriate exemptive procedures regarding the "short-swing" profit provisions of Section 16(b) of the Securities Exchange Act of 1934 or to meet certain Code requirements.

     22. Notice of Company of Disqualifying Disposition. Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such Common Stock before the later of (i) two years after the date of employee was granted the ISO or (ii) one year after the date the employee acquired Common Stock by exercising the ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

     23. Continued Employment. The grant of an Option pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Related Corporation to retain the optionee in the employ of the Company or Related Corporation, as a member of the Company's board of directors or in any other capacity, whichever the case may be.

     24. Bonuses or Loans to Exercise Options. If requested by any person to whom a grant of a Stock Right has been made, the Company or any Related Corporation may loan such person or guarantee a bank loan to such person for the purpose of paying for the shares of the Common Stock. If requested by any person to whom a grant of a Stock Right has been made, the Company or any Related Corporation may loan such person, guarantee a bank loan to such person, or pay such person additional compensation equal to the amount of money necessary to pay the federal income taxes incurred as a result of the grant of the Stock
Rights or the Exercise of any Options, assuming that such person is in the maximum federal income tax bracket six months from the time of grant or exercise and assuming that such person has no deductions which would reduce the amount of such tax owed. The tax loan shall be made or tax offset bonus paid on or before April 15th of the year following the year in which the amount of tax is determined, and any loan shall be made on such terms as the Company or lending bank determines.

     25. Governing Law; Construction.The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of the State of Kansas. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.


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